                                                                      Exhibit 21

                             Domestic Subsidiaries
                             ---------------------

     State:  Arizona
         Camelback Country Club, Inc. (d/b/a Camelback Golf Club)
         Forum Pueblo Norte, Inc.
         Pueblo Norte Healthcare, Inc., (A non-profit corporation)

     State:  California
         Casa Maria of Maryland, Inc.
         Marriott International Services, Inc.
         Rancho San Antonio Retirement Services, Inc., A non-profit Corporation Saga Education Food Service, Inc.
         Saga Health Care Dietary Management Services, Inc.

     State:  Delaware
         Aeropuerto Shareholder, Inc.
         BG Operations, Inc.
         BGM Mountainside, Inc.
         BGM Saddle River, Inc.
         Big Boy Properties, Inc.
         Brooklyn Hotel Services, Inc.
         CTYD III Corporation
         Camelback Properties Inn, Inc.
         Charleston Marriott, Inc.
         Chicago Hotel Services, Inc.
         Corporate Food Services, Inc.
         Corporate General, Inc.
         Courtyard Management Corporation
         Customer Survey Associates, Inc.
         Desert Springs Real Estate Corporation
         East Side Hotel Services, Inc.
         Essex House Condominium Corporation
         FGI Financing I Corporation
         FGI Financing II Corporation
         Fairfield FMC Corporation
         Forum A/H, Inc.
         Forum Alpha Investments, Inc.
         Forum Beta Investments, Inc.
         Forum Delaware, Inc.
         Forum Group II, Inc.
         Forum Group Payroll, Inc.
         Forum Investments I, L.L.C.
         Forum Recoveries, Inc.
         Forum Retirement, Inc.
         Forum Woodside, Inc.

         Forum-NGH Operations(GP)-I, L.L.C.
         Forum-NGH Operations-I, L.L.C.
         Forum-NGH, Inc.
         Host Restaurants, Inc.
         Hunt Valley Courtyard
         MC Lodging Investment Opportunities, Inc.
         MI Hotels (Virgin Islands), Inc.
         MMS Braselton Corporation
         MRC I Funding Corporation
         MSLS Investments 11, Inc.
         MSLS Investments 12, Inc.
         MSLS Investments 13, Inc.
         MSLS Investments 14, Inc.
         MSLS Investments 15, Inc.
         MTMG Corporation
         Marriott College Food Services, Inc.
         Marriott Distribution Services, Inc.
         Marriott Educational Services, Inc.
         Marriott Hotel Services, Inc.
         Marriott Hotels of Panama, Inc.
         Marriott Hurghada Management, Inc.
         Marriott Information Services, Inc.
         Marriott International Administrative Services, Inc.
         Marriott International Capital Corporation
         Marriott International Design & Construction Services, Inc. Marriott International JBS Corporation
         Marriott Kauai Ownership Resorts, Inc.
         Marriott Kauai, Inc.
         Marriott Lincolnshire Theatre Corporation
         Marriott Madison, Inc.
         Marriott Overseas Owners Services Corporation
         Marriott Ownership Resorts, Inc.
         Marriott P.R. Management Corporation
         Marriott Payroll Services, Inc.
         Marriott RHG Holdings, Inc.
         Marriott Resort at Seaview, Inc.
         Marriott Resorts Sales Company, Inc.
         Marriott Resorts, Travel Company, Inc.
         Marriott SLS Investments 10, Inc.
         Marriott Senior Living Services, Inc.
         Marriott Services, Inc.
         Marriott Sharm El Sheikh Management, Inc.
         Marriott U.K. Holdings, Ltd.

         Marriott Vacation Properties of Florida, Inc. Marriott Worldwide Payroll Corp.
         Marriott's Desert Springs Development Corporation Marriott's Greenbelt Hotel Services, Inc. Marriott's Westfields Conference Center, Inc. Mid-Atlantic Specialty Restaurants, Inc.
         Musicians, Inc.
         Newark Properties, Inc.
         North Drury Lane Productions, Inc.
         Panther GenPar, Inc.
         Potomac Advertising, Inc.
         Quornden, Inc.
         RC Marriott II, Inc.
         RC Marriott III, Inc.
         RC Marriott, Inc.
         RC-UK, Inc.
         ROCK Partners, L.L.C.
         Residence Inn by Marriott, Inc.
         Ritz-Carlton (Virgin Islands), Inc.
         Rock Lynnwood/Snohomish GenPar, Inc.
         Schaumberg/Oakbrook Marriott Hotels, Inc.
         Shady Grove Courtyard, Inc.
         TPS I, Inc.
         The Ritz-Carlton Hotel Company of Puerto Rico, Inc. The Ritz-Carlton Hotel Company, L.L.C.
         TownePlace Management Corporation
         United HealthServ, Inc.
         West Street Hotels, Inc.
         Weststock Corporation

     State:  Florida
         Health Care Industries, Inc.
         Marriott Resorts Title Company, Inc.
         Redi-Medical Alert, Inc.

     State:  Georgia
         The Dining Room Corporation

     State:  Hawaii
         F. L. Insurance Corporation

     State:  Idaho
         MFS of Boise, Inc.

     State:  Indiana
         Excepticon of Indiana, Inc.
         Forum Aviation, Inc.
         Forum Cupertino Lifecare, Inc.
         Forum Group, Inc.
         Forum Home Care Services, Inc.
         Forum Lifecare, Inc.
         National Guest Homes,  LLC

     State:  Kansas
         Kansas Hospitality Services, Inc.

     State:  Kentucky
         Forum of Kentucky, Inc.

     State:  Maryland
         Columbia Courtyard, Inc.
         Forum Maryland Healthcare, Inc.
         MHS Realty Sales, Inc.
         MMS Food Service, Inc.
         Marriott International Hotels, Inc.
         Marriott Worldwide Corporation

     State:  New Jersey
         Marriott Electrical, Inc.

     State:  New York
         Marriott Management Services Corp.
         Service Systems Corporation

     State:  Ohio
         Forum Ohio Healthcare, Inc.

     State:  South Carolina
         Marriott Resorts Hospitality Corporation

     State:  Texas
         Dalrich Club (a non-profit corporation)
         Hospitality International, Inc.
         Hospitality Services, Inc.
         Inn Club, a Non-Profit Corp.
         MHSI Conference Centers of Texas, Inc.
         Marriott Claims Services Corporation

         Marriott Educational Services of Texas, Inc.
         The Finish Line Club,  A Texas non-profit corporation
         The Fossil Creek Club No. 1
         The Gazebo Club
         The Hearthroom Club
         WinBeer, Inc.

     State:  Utah
         Gambits A Nonprofit Corporation (Incorporated Club)

     State:  Vermont
         Marriott Food Service, Inc., of Vermont

     State:  Virginia
         HCA Health Services of Virginia, Inc.
         Marriott Senior Living Insurance Services, Inc.

     State:  West Virginia
         West Virginia Marriott Hotels, Inc.

     State:  Wisconsin
         Marriott Educational Services, Inc., of Wisconsin

                              Foreign Subsidiaries
                              --------------------


     Country:  Aruba
           Marriott Vacation Club International of Aruba, N.V.
           Marriott Aruba N.V.
           Marriott Resorts Hospitality of Aruba N.V.
           Plant Hotel N.V.

     Country:  Australia
           Mirmar Hotels Pty Limited

     Country:  Austria
           Marriott Hotel Betriebsgesellschaft, mbH

     Country:  Bahamas
           Marriott Ownership Resorts (Bahamas) Limited
           Marriott Resorts Hospitality (Bahamas) Limited

     Country:  Bermuda
           Marriott International Services, Ltd.
           Crest Management Services, Limited
           CL International Insurance Company

     Country:  Canada, Ontario
           Marriott Hotels of Canada Ltd.
           MCL Hotel Corporation
           Toronto Realty Airport Hotel, Ltd.
           614390 Ontario Ltd.
           Toronto Hotel Land Holding Ltd.
           The Toronto Airport Marriott Hotel Limited Partnership
           Marriott Corporation of Canada Ltd.

     Country:  Canada, Quebec
           Administration Marriott Limitee

     Country:  Chile
           MORI Chile S.A.
           Marriott Chile S.A.
           Marriott Inversiones y Servicios Limitada
           Hotelera Cincuenta y Siete Cuarenta y Uno, S.A.

     Country:  England
           Adachi Marriott European Partnership
           Lomar Hotel Company Ltd.

     Country:  Germany
           Munchen Marriott Hotelmanagement GmBH
           Frankfurt Marriott Hotelmanagement GmBH
           Bremen Marriott Hotelmanagement GmBH
           Leipzig Marriott Hotelmanagement GmbH
           Marriott Hotel Holding GmbH
           Hamburg Marriott Hotelmanagement GmbH
           Middle Ring Properties GMBH Hotelbetriebsgesellschaft
           MVCI Holidays GmbH
           The Ritz-Carlton Hotel Company of Germany, GmbH

     Country:  Greece
           Oceanic Special Shipping Company Incorporated
           Greek Line Special Shipping Company Incorporated
           Marriott Hotels Hellas, S.A.

     Country:  Hong Kong
           Marriott Hong Kong Limited
           The Ritz-Carlton Limited

     Country:  India, Bombay
           Marriott Hotels India Private Limited

     Country:  Japan
           Tokyo Convention Hotel Co., Ltd.
           Royal Marriott & SC Corporation
           The Ritz-Carlton Japan, Inc.

     Country:  Malta
           Taylorplan Services (Malta) Limited

     Country:  Mexico
           ElCrisa, S.A. de C.V.
           Servimarr, S.A. de C.V.
           Polserv, S.A. de C.V.
           Marriott Mexicana S.A. de C.V.
           Marriott Hotels, S.A. de C.V.
           Operadora Marriott, S.A. de C.V.
           Promociones Marriott, S.A. de C.V.

           Empresas Turisticas Cemex-Marriott, S.A. de C.V.
           The Ritz-Carlton Hotel Company of Mexico, S.A. de C.V.
           R.C. Management Company of Mexico, S.A. de C.V.

     Country:  Netherlands
           Marriott European Venture B.V.
           Marriott Hotels of Amsterdam, B.V.
           Diplomat Properties B.V.
           Chester Eaton Properties B.V.

     Country:  Panama
           Panmar Construction Services, Inc. (Inactive)

     Country:  Poland
           LIM Joint Venture Ltd.

     Country:  Samoa, Western
           Marriott Hotels Western Samoa Limited

     Country:  Scotland
           Marriott Services (Scotland) Limited

     Country:  Singapore
           Marriott Hotels Singapore Pte Ltd
           The Ritz-Carlton Hotel Company of Singapore PTE LTD

     Country:  Spain
           MVCI Espana, S.L.
           MVCI Holidays, S.L.
           MVCI Mallorca, S.L.
           MVCI Management, S.L.

     Country:  Switzerland
           Marriott (Schweiz) GmbH

     Country:  United Kingdom
           Cheshunt Hotel Limited
           MVCI Management (Europe) Limited
           The Brand Group Limited
           Marriott Food Services Limited
           Russell & Brand Limited
           Marriott Hotels, Ltd.
           Marriott Restaurants Limited

           Marriott Hotels and Catering (Holdings) Limited
           Consolidated Supplies Limited
           Marriott Catering Limited
           Marriott Management Services (UK) Limited
           Marriott Services Limited
           Marriott Commercial Services Limited
           Marriott Vending Services Limited
           Marriott Overseas Services Limited
           Marriott Health Care Services Limited
           Marriott Land Technology Services Limited
           Marriott Catering Services Limited
           Acton-Berkeley Travel Limited
           MVCI Europe Limited
           Marriott Hotels (Reading) Limited
           Marriott In-Flite Services Limited
           The Ritz-Carlton Hotel Limited